Exhibit 16.1

January 31, 2022

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Transparent Business, Inc.’s statements under Item 4.01(a) of its Form 8-K filed on January 31, 2022 and we agree with such statements concerning our firm.